Exhibit 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Paul Strobel, President, Director,  President, Chief Executive and Operating Officer, Treasurer, and Secretary of Grizzly Gold Corp. (the “Company”) certifies, under the standards set forth and solely for the purposes of 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge, the Annual Report on Form 10-K/A of the Company for the year ended April 30, 2012 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange  Act of 1934 and information contained in that Form 10-K/A fairly presents, in all material respects, the financial condition and  results  of operations of the Company.

Dated: February 1, 2013

By: /s/ Paul Strobel
Name: Paul Strobel
Title: Director, President, Chief Executive Officer,
Chief Operating Officer, Treasurer, and Secretary
(Principal Executive, Financial & Accounting Officer)